Exhibit 99.1

PRESS RELEASE

Blackbaud Announces Reauthorized, Expanded and Replenished
$800 Million Stock Repurchase Program
Charleston, S.C. (July 18, 2024) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced its board of directors has reauthorized, expanded and replenished the company’s existing stock repurchase program, raising the total capacity from $500 million to $800 million available for repurchases of the company's common stock.
“We believe there is no better use of capital at this time than repurchasing shares at this valuation to improve shareholder value,” said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. “This new authorization, empowered by our strong and improving profitability and cash flows and coupled with available capacity under our new debt facility, demonstrates our commitment to this strategy which will continue for the foreseeable future.”
Under the program, the company may repurchase shares of its common stock in the open market, through private transactions, or otherwise. During the first half of 2024, prior to the replenishment on July 16, 2024, the company repurchased 2,954,211 shares of its stock for $262.6 million under the stock repurchase program, representing approximately 5.5% of the company's common stock outstanding as of December 31, 2023. As of July 16, 2024, the remaining amount available to purchase stock under the company's repurchase program was $800 million.
Additional details can be found in Blackbaud’s Form 8-K filed today with the Securities and Exchange Commission.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud’s essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud’s solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers, and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com or follow us on X/Twitter, LinkedIn, Instagram and Facebook.
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Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of

PRESS RELEASE
charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.